UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 16, 2015

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6114 U.S. 301 South Four Oaks, North Carolina	27524
(Address of principal executive offices)	(Zip Code)

(919) 963-2177
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2015, the Board of Directors (the “Board”) of Four Oaks Fincorp, Inc. (the “Company”) approved and adopted the Four Oaks Fincorp, Inc. 2015 Restricted Stock Plan (the “Plan”). Pursuant to the Plan, the Company may award up to 1,920,000 shares of the Company’s common stock, $1.00 par value per share (“Common Stock”), to eligible employees, directors and third party service providers in the form of restricted stock and/or restricted stock units (“RSUs”). The Compensation Committee of the Board (the “Committee”) administers the Plan and has broad discretion to construe and interpret the terms and the intent of the Plan, to designate award recipients, to determine the number of shares of restricted stock and/or RSUs to be subject to each award, and to determine the terms and conditions of each award. The Plan will terminate after ten years unless earlier terminated, and the Committee may alter, amend, suspend or modify the Plan at any time.

The Plan includes certain limitations on awards made by the Committee thereunder. The Plan does not permit a nonemployee director to be granted awards in any calendar year that would result in the Company recognizing an aggregate compensation expense for such awards in excess of $250,000. Further, except as may otherwise be permitted under the terms of the Company’s Tax Asset Protection Plan, dated as of August 18, 2014, between the Company and Registrar and Transfer Company, as Rights Agent (the “Rights Agreement”), in no case shall any individual receive awards pursuant to the Plan that would result in such individual, together with such individual’s Affiliates (as defined in the Plan), becoming the Beneficial Owners (as such term is defined in the Rights Agreement) of more than 4.9% of the Company’s then-outstanding shares of Common Stock. The maximum aggregate awards of restricted stock or RSUs in any one calendar year to any one individual is generally limited to 500,000 shares, subject to certain adjustments.

The Committee may impose any conditions or restrictions it deems advisable on restricted stock or RSUs granted under the Plan, including a requirement that grantees pay a stipulated purchase price for each share of restricted stock or each RSU, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, other time-based restrictions, or holding requirements or sale restrictions placed on the shares upon vesting of such restricted stock or RSUs, such restrictions to be set forth in individual award agreements. Generally, holders of restricted stock granted under the Plan may be granted the right to exercise full voting rights with respect to those shares during the period of restriction, while holders of RSUs will have no voting rights. Unless the Committee determines otherwise (and in no case for value), awards granted under the Plan may not be assigned or transferred, other than by will or the applicable laws of descent and distribution. In the event of a Change in Control (as defined in the Plan), all restrictions and deferral limitations and other conditions applicable to any awards under the Plan will lapse. The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Also on January 16, 2015, the Committee approved and adopted forms of award agreements under the Plan for awards of restricted stock to members of the Company’s management and executive teams, attached hereto as Exhibits 10.2 and 10.3, respectively. The forms of award agreements set forth the material terms of an award of shares of restricted stock, including the applicable time-based (management team only) and performance-based vesting terms, the treatment of unvested shares of restricted stock upon termination of employment, and the forfeiture restrictions in the event the recipient engages in certain competitive activity or is terminated by the Company for Cause (as defined in the Plan).

Awards of restricted stock to the Company’s executives made pursuant to the form of executive team award agreement will vest in two separate tranches, 15% at the end of the one-year period ending on December 31, 2015, and 85% at the end of the three-year period ending on December 31, 2018 (each such period, a “Performance Period”), in each case based on the attainment of the performance measures and goals for that Performance Period.  The performance measures for the one-year period ending December 31, 2015 are (1) budgeted net income as set forth in the Company’s 2015 budget and (2) the Company having net income in each quarter of 2015. Budgeted net income must be achieved at the 70% threshold performance level in order for 10.5% of the awards to vest and at the 100% target performance level in order for 15% of the awards to vest. Where achievement against budgeted net income falls between these performance levels, the number of shares vested will be determined based on straight-line interpolation. If the performance goals are not met, 15% of the awards will be forfeited. The performance measures and related goals for the three-year period ending December 31, 2018 will be determined by the Committee in its sole discretion in the fourth quarter of 2015.

The Committee approved the grant of restricted stock to certain employees of the Company under and pursuant to the terms of the Plan and the applicable form of award agreement, including performance-based grants to the executives listed below in the following amounts:

Ayden R. Lee, Jr. Chairman, Chief Executive Officer and President	200,000 shares
Nancy S. Wise Executive Vice President, Chief Financial Officer	50,000 shares
Jeff D. Pope Executive Vice President, Chief Banking Officer	100,000 shares

The Committee also approved the award of shares of restricted stock to Clifton L. Painter, former Senior Executive Vice President, Chief Operating Officer and Chief Credit Officer and current consultant of the Company, pursuant to the terms of Mr. Painter’s Consulting Agreement, dated October 1, 2014, with the Company, which was previously reported on the Company’s Form 8-K filed with the Securities and Exchange Commission on September 25, 2014.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description of Exhibit

10.1
Four Oaks Fincorp, Inc. 2015 Restricted Stock Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 (File No. 333-201579) filed with the Securities and Exchange Commission on January 16, 2015)

	10.2	Form of Restricted Stock Award Agreement (Management Team)

	10.3	Form of Restricted Stock Award Agreement (Executive Team)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR OAKS FINCORP, INC.

By:	/s/ Ayden R. Lee, Jr.
Ayden R. Lee, Jr.
Chairman, President, and
Chief Executive Officer

Date:  January 22, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1
Four Oaks Fincorp, Inc. 2015 Restricted Stock Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 (File No. 333-201579) filed with the Securities and Exchange Commission on January 16, 2015)

10.2	Form of Restricted Stock Award Agreement (Management Team)

10.3	Form of Restricted Stock Award Agreement (Executive Team)